UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2021

VERUS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34106	11-3820796
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9841 Washingtonian Boulevard, #390

Gaithersburg, MD 20878

(Address of principal executive offices) (zip code)

(301) 329-2700

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.02 Termination of a Material Definitive Agreement.

Effective February 1, 2021, Verus International, Inc. (the “Company”) entered into a Mutual Rescission and Release Agreement (the “Rescission Agreement”) with Eliot’s Adult Nut Butter, LLC (“Eliot’s”) and the member owners of Eliot’s (the “Members”) as a result of the parties’ inability to agree upon advancement of Eliot’s business operations. Pursuant to the terms of the Rescission Agreement, among other things, all agreements between the parties including (i) Asset Purchase Agreement dated September 1, 2020, (ii) the Assignment and Assumption Agreement dated September 1, 2020, (iii) the Bill of Sale dated September 1, 2020, (iv) the Employment Agreement by and between Eliot’s and Michael Kanter dated September 1, 2020, and (v) all related ancillary agreements (collectively, “Original Contracts”) were terminated and the parties released each other from all obligations arising from the Original Contracts.

The foregoing description of the Rescission Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to the full text of the Rescission Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Mutual Rescission and Release Agreement by and between the Company, Eliot’s and Eliot’s Members dated February 1, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Verus International, Inc.

Dated:	February 5, 2021	/s/ Anshu Bhatnagar
Anshu Bhatnagar
Chief Executive Officer

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